Exhibit 24
                                                          ----------

                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints, jointly and severally, Bruce G. Kelley and Mark E. Reese, or either of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the undersigned and on his or her behalf to sign, execute and file this S-8 Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this S-8 Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.

     In WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 31st day of August, 2005.


    /s/ Margaret A. Ball                    /s/ George C. Carpenter III
    ----------------------------------      ---------------------------------
    Margaret A. Ball, Director              George C. Carpenter III, Director


    /s/ David J. Fisher                     /s/ Bruce G. Kelley
    ----------------------------------      ---------------------------------
    David J. Fisher, Director               Bruce G. Kelley, President, CEO
                                              and Director


    /s/ George W. Kochheiser                /s/ Raymond A. Michel
    ----------------------------------      ---------------------------------
    George W. Kochheiser,                   Raymond A. Michel, Director
    Chairman of the Board of Directors


    /s/ Fredrick A. Schiek                  /s/ Joanne L. Stockdale
    ----------------------------------      ---------------------------------
    Fredrick A. Schiek, Director            Joanne L. Stockdale, Director

August 31, 2005